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                                                                    EXHIBIT 10.8


                              AMENDED AND RESTATED
                               INCENTIVE POOL PLAN


                  This Amended and Restated Incentive Pool Plan (the "Incentive Plan") is adopted effective the 1st day of November, 1992 by Zilkha Energy Company, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, a significant factor in achieving the Company's future objectives is the successful development and participation in oil and gas exploratory and developmental drilling ventures; and

                  WHEREAS, the Company believes that a portion of the compensation for certain of its full time personnel supportive of such drilling ventures should be measured by the success of drilling operations; and

                  WHEREAS, the Company previously adopted an Incentive Pool Plan dated effective January 1, 1990, as amended by that certain Amendment to Incentive Pool Plan adopted by the Company dated effective November 1, 1992 (the "Original Incentive Pool Plan"); and

                  WHEREAS, the Company is desirous of amending and restating the terms of the Original Incentive Pool Plan to better reflect the intent and past practice of the Company.

                  NOW THEREFORE, in order to provide such incentive compensation to such Company personnel and in consideration of the benefits to be derived herefrom, the Company, acting by and through its President (pursuant to his general authority), hereby amends and restates the Original Incentive Pool Plan as follows:

                                    ARTICLE I

                                   Definitions

         Company. Zilkha Energy Company, a Delaware corporation (the "Company").

         Company's Partner(s). Means third parties that the Company may, from time to time, include as participants in the exploration and development of Prospects.

         Net Profits Interest Amount. Means, with respect to each Prospect, the amount of the Net Profits Account for such Prospect multiplied by the Net Profits Interest Percentage. For purposes of calculating the Net Profits Interest Amount, the Plan Administrator will deem whether the interest of the Company's Partners, if, and the


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revenues and expenses associated therewith, shall be included with the Company's revenues and expenses. For purposes of calculating the Net Profits Interest Amount, the Company shall maintain an account for each Prospect (the "Net
Profits Account") in accordance with the terms of this Incentive Plan and in accordance with good oil and gas accounting practices. The books of account and the records of the Net Profits Account with respect to each Prospect shall be open during regular business hours for examination and inspection by the Participants in the Plan Pool for such Prospect. The Net Profits Account for each Prospect shall be credited with an amount (collectively, "Company
Revenues") equal to the sum of all proceeds received by the Company from the sale of oil, gas and other hydrocarbons produced from or attributable to the Company's interest in such Prospect, but expressly excluding therefrom proceeds attributable to (i) all lessor's royalties, (ii) overriding royalty interests and/or net profits interests (excluding the net profits interest of the Participants) (iii) production payments, (iv) interests in such Prospect acquired by the Company (subsequent to the designation of a Prospect as such) that the Plan Administrator elects not to include in the Net Profits Account for such Prospect and (v) other burdens upon, measured by or payable out of, production from such Prospect. Against the Net Profits Account for such Prospect shall be charged an amount (collectively, "Company Expenses") equal to the sum of the following items of expense:

     All expenses incurred in connection with the operation and maintenance of such Prospect and the production and marketing of oil, gas and other hydrocarbons therefrom that are attributable to the interest of the Company in such Prospect, including, without limitation, (i) all lease operating expenses including expenses of lifting and producing oil, gas and other hydrocarbons from such Prospect; (ii) all expenses of gathering, compressing, dehydrating, separating, treating, processing, transporting and marketing oil, gas and other hydrocarbons produced from such Prospect;
     (iii) production taxes; (iv) all direct and indirect overhead charges and operating charges paid to the operator or operators of such Prospect or to others for services rendered in conducting operations thereon; (v) shut in well payments, minimum royalties and other payments made in connection with the maintenance of such Prospect and (vi) the cost of all workover and other remedial well servicing operations with respect to such Prospect.

If the aggregate expenses charged against the Participation Share of each Participant in the Net Profits Account(s) exceed the aggregate proceeds credited against the Participation Share of such Participant in the Net Profits Account(s), such deficit will be carried forward and charged against the Participation Share of such Participant in the Net Profits Account(s) in the following month. A participant will not be required to pay a cumulative deficit, unless the deficit was caused by a revenue overpayment.

         Payout. Payout means, with respect to each Prospect, the first day of the month following the month in which the Company Revenues from such Prospect equal the Company Costs incurred in connection with such Prospect. "Company Costs" means the



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sum of the following costs incurred in connection with a Prospect which are attributable to the Company's interest:

(1) All costs and expenses incurred by the Company in drilling, deepening, sidetracking, plugging-back, coring, testing, logging, completing and equipping for production all wells on such Prospect, including, without limitation, the cost of wellhead facilities, storage tanks, separators, pumping equipment, flow lines, salt water disposal equipment, production facilities, plugging and abandoning costs, surface restoration costs and all other capital costs in connection with drilling, production or other operations on such Prospect;

(2) All costs incurred in the acquisition and evaluation of oil, gas and mineral leases or other property interests included within such Prospect including, without limitation, lease bonus, delay rentals, seismic data and seismic reprocessing and evaluation; and

(3) All of the other costs that are chargeable against the Net Profits Account in accordance with the other terms and provisions of this Incentive Plan.

If Company Costs are incurred after Payout, the Net Profits Interest Percentage shall revert to the before Payout Net Profits Interest Percentage until the date which is one day following the date that the difference between (i) the Company Revenues and (ii) the Company Expenses, exceeds the after Payout Company Costs. Company Costs for purposes of reversion to the before Payout Net Profits Interest Percentage means individual projects (supported by authorizations for expenditures) in excess of $100,000.

         Net Profits Interest Percentage. Means (i) one percent (1%) before Payout or (ii) two percent (2%) after Payout, as the case may be.

         Participants. Participants in any particular Plan Pool shall be those employees who are full-time employees of the Company (except its shareholders) who are designated by the Plan Administrator in a Pool Designation Report as being Participants in any Plan Pool.

         Participation Share. A Participant's percentage interest in the Pool Assets included in a Plan Pool. The Participation Share for each Participant who participates in a Plan Pool shall be designated by the Plan Administrator in the Plan Designation Report in accordance with the provisions of Section 2.1.

         Plan Administrator. The Plan Administrator shall be appointed by the President of the Company. The Plan Administrator is hereby vested with authority to administer the Incentive Plan in all respects pursuant to the provisions of
Section 3.1.

         Plan File. The records of the Company relating to this Incentive Plan maintained by the Plan Administrator or his designee(s).


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         Plan Pool. Beginning September 1, 1989, a Plan Pool shall be formed for each Prospect that the Plan Administrator designates as such in accordance with the provision of Section 2.1.

         Pool Assets. Means, with respect to each Plan Pool, the aggregate of the Net Profits Interest Amount dedicated by the Company to such Plan Pool in accordance with the terms of this Incentive Plan.

         Prospect. The geographic area, defined and outlined by the Plan Administrator, in a Plan Designation Report, containing one or more oil and gas areas of interest. Prospects included in the Plan Pool will be limited to the U.S. and the U.S. Offshore Waters.


                                   ARTICLE II

                                Plan Designations

         2.1 Plan Designation Report. On the last business day of each month the Plan Administrator, on behalf of the Company, will file in the Plan File a report ("Plan Designation Report") stating (i) that no Prospects were so designated during such month or (ii) in the event that the Plan Administrator has designated a Prospect(s) during such month, the Plan Designation Report any for such month shall contain the following information:

         a. The Prospect(s) that are designated during such month. Each Prospect shall be identified by way of a geographical description on a map or other suitable land description.

         b. The names of the Company employees who are entitled to be Participants in the Plan Pool for each such Prospect. The Plan Administrator shall designate the Participants in such Plan Pool.

         c. The Participation Share owned by each Participant in each Plan Pool. The Participation Share owned by each Participant shall be in a percentage determined, from time to time, by the Plan Administrator.

         2.2 Pool Assets. The Company will dedicate to each Plan Pool as the Pool Assets the Net Profits Interest Amount.

Prior to the assignment of interests in a Plan Pool to Participants, the Company may, in its sole discretion, effect a disposition of a Prospect to a third party (through a sale, farmout, trade, or other means) and proportionately reduce the burden of the Net Profits Interest attributable to such Prospect; provided, however, the Participants in the Plan Pool for such Prospect shall receive their proportionate share of the compensation received by


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the Company for said disposition. In the event the Company acquires additional property interests in a Prospect subsequent to its designation as a Prospect, the Plan Administrator may, in his sole discretion, include such additional property interests in the Pool Assets attributable to such Prospect. The Company may, from time to time, solicit a Company Partner to participate in the drilling of a Prospect, in which event the Plan Administrator may, at his sole discretion, proportionately reduce the Net Profits Interest Amount in such Prospect. The Company shall have the right, without the further approval of Participants, to pool or unitize all or a portion of the lease(s) covering a Prospect in a Plan Pool with other lands or leases to form one or more units and as to each unit so created, the Net Profits Interest Percentage shall be proportionately reduced.

                  Unless deemed otherwise by the Plan Administrator, the Net Profits Interest Amount in each Prospect shall be reduced proportionately to the working interest of the Company in each Prospect.

         2.3 Assignments. Upon the later of (i) the date the Company drills (or participates in the drilling of) a well on a Prospect and makes a decision to complete the well and further develop same, or (ii) the date the Company has earned and received from a third party owner(s) an assignment of ownership interest in a Prospect and associated lease dedicated to a Pool Plan, the Company shall prepare assignments to each Participant of their Participation Share of the Pool Assets in the Plan Pool, but only to the extent that the Company has acquired a property interest in such Prospect. In the event any Participant should, for any reason, no longer be an employee of the Company, such Participant shall nevertheless be entitled to receive an assignment of his or her Participation Share of the Pool Assets for all Plan Pools in which such employee is a Participant.

                                   ARTICLE III

                   Participation Allocation and Administration
                       of Interests in the Incentive Plan

         3.1 Administration. The responsibility for administration of the Incentive Plan shall be vested in the Plan Administrator.

         3.2 Designation of Participants. The Participants in any Plan Pool shall be designated by the Plan Administrator. The Plan Administrator shall make a determination of Participants for each Plan Pool designated in a Plan Designation Report. Once a determination is made with respect to any Plan Pool, the number of Participants in such Plan Pool may not be increased nor may new Participants be added or substituted in such Plan Pool, nor may any Participant be excluded from any Plan Pool once designated as a Participant therein.

         3.3 Participants' Interests. Each Participant will be entitled to a distribution of those revenues, if any, generated by the Pool Assets in the Plan Pool for each respective



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Prospect in which a Participant has an interest and in an amount attributable to such Participant's Participation Share in such Plan Pool, as set out in this Incentive Plan. Revenues attributable to any particular Plan Pool shall be paid to the Company by the operator of a Prospect or the purchaser of production, and the Company shall distribute those funds received attributable to each Plan Pool for each month within 60 days following the end of each such month; provided, however, that in no event shall the Company be liable to the Participants in any Plan Pool for the failure of any operator of a Prospect (other than the Company) or of any third party purchaser of production attributable to Pool Assets to make payment of such funds to the Company. The Company may, from time to time, transfer to any third party the obligation to pay to each Participant his or her respective Participation Share of Pool Assets.

         3.4 Amendment or Termination. The Company reserves the right to amend or terminate the Incentive Plan at any time, without prior notice to any Participant. Each amendment or termination shall be effective on such date as the Company may determine. Amendments may modify the rights and interests of all Participants, both those who are Participants in the Incentive Plan at the time thereof as well as future Participants, but no such amendment may be adopted which affects Participants individually, rather than as a group, and any such action shall not diminish the rights of any Participant in any Plan Pool established prior to the date of such amendment or termination.

                                   ARTICLE IV

                               General Provisions

         4.1 Company Authority. The Plan Administrator is hereby vested with all authority to administer the Incentive Plan.

         4.2 Records. The Plan Administrator shall maintain records, available for inspection by employees who are Participants during regular business hours, showing relevant information for each Plan Pool. Other than provision of information regarding amounts actually paid to Participants in any one year, the Company shall not be responsible for preparation of income tax information for Participants.

         4.3 Amendments. All amendments hereto must be executed in writing and adopted by the Company's President.

         4.4 Governing Law. This Incentive Plan shall be governed in accordance with the laws of the State of Texas.


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         IN WITNESS WHEREOF, this Incentive Plan has been duly adopted by Zilkha
Energy Company by its President effective the 1st day of November, 1992.


                                               ZILKHA ENERGY COMPANY


                                       By: /s/ JOHN B. HOLMES, JR.
                                           ------------------------------------
                                           John B. Holmes, Jr.
                                           President

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